NEWS RELEASE

For Immediate Release
July 23, 2020

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Second Quarter Results

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.5 billion bank holding company headquartered in Charleston, West Virginia, today announced quarterly net income of $18.3 million and diluted earnings of $1.12 per share for the quarter ended June 30, 2020. For the second quarter of 2020, the Company achieved a return on assets of 1.35% and a return on tangible equity of 12.6%.

Charles R. (“Skip”) Hageboeck, the President and Chief Executive Officer of City Holding Company, commented: “As the impact of COVID-19 continues to disrupt the communities that we serve and economic conditions of the United States and worldwide, City was able to produce results that we believe will compare very favorably amongst our peers. As we operate under these conditions, our staff members continue to provide excellent service to our customers via our drive-thrus, limited in-person branch appointments and our various electronic options, including our mobile platform which recently underwent a successful and well received upgrade. For the third year in a row, J.D. Power recognized City for its exceptional customer service by naming City for providing the highest level of customer satisfaction in the north central region of the U.S.”

“In early April our retail and commercial staff were very busy assisting our customers in obtaining Paycheck Protection Program (“PPP”) loans administered by the Small Business Administration (“SBA”). As a result of these efforts and the demand level of our customers, City originated over 1,500 PPP loans totaling over $85 million, with an average balance of approximately $60,000 per PPP loan. As a result of these loans, City recognized approximately $0.3 million of loan fees in the quarter ended June 30, 2020 and expects to recognize approximately $3.0 million, net of associated expenses, over the life of these PPP loans.”

“As of June 30, 2020, approximately $430 million of commercial loans have been granted deferrals as compared to approximately $380 million as of April 24, 2020, while approximately $125 million of mortgage loans have been granted deferrals as June 30, 2020, as compared to approximately $80 million at April 24, 2020. At June 30, 2020, approximately $260 million of the commercial loan deferments were for hotel and lodging related loans. We know that our hotel and lodging loan customers continue to suffer low demand as a result of reduced business and personal travel. However, we are encouraged by reports from certain hotel and lodging loan customers that, although still depressed compared to pre-pandemic periods, occupancy rates have improved during the past 30-45 days.”

Net Interest Income

The Company’s net interest income decreased from $40.4 million during the first quarter of 2020 to $38.1 million during the second quarter of 2020. During the second quarter of 2020, the Company’s tax equivalent net interest income decreased $2.3 million, or 5.7%, from $40.6 million for the first quarter of 2020 to $38.3 million for the second quarter of 2020. Lower loan yields (42 basis points) and lower investment yields (34 basis points) decreased net interest income by $3.8 million and $0.9 million, respectively. City has approximately $715 million of commercial loans tied to LIBOR rates, and the average 3 month Libor rate fell from 1.40% in for the quarter ended March 31, 2020 to 0.35% for the quarter ended June 30, 2020. The yield on investment securities decreased predominantly as a result of additional securities purchased in the quarter ended June 30, 2020 due to increased liquidity. Approximately $100 million of new securities were purchased that are tied to one month LIBOR rates and approximately $80 million of additional securities were purchased at lower yields than our overall portfolio yield. These decreases were partially offset by a decrease in rates paid on deposits (20 basis points) and an increase in average loan balances ($51.3 million) which increased net interest income by $1.5 million and $0.6 million, respectively. The Company’s reported net interest margin decreased from 3.54% for the first quarter of 2020 to 3.13% for the second quarter of 2020. Excluding the favorable impact of the accretion from fair value adjustments, the net interest margin would have been 3.05% for the quarter ended June 30, 2020 and 3.40% for the quarter ended March 31, 2020.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned increased slightly from 0.44% at March 31, 2020 to 0.48% at June 30, 2020. Total nonperforming assets increased from $16.0 million at March 31, 2020 to $17.6 million at June 30, 2020. Total past due loans decreased from $10.0 million, or 0.28% of total loans outstanding, at March 31, 2020 to $7.1 million, or 0.19% of total loans outstanding, at June 30, 2020.

As a result of the Company’s quarterly analysis of the adequacy of the allowance for credit losses (“ACL”), the Company recorded a provision for credit losses of $1.25 million in the second quarter of 2020, compared to a recovery of loan loss provision of $0.6 million for the comparable period in 2019 and a provision for credit losses of $8.0 million for the first quarter of 2020. The provision for credit losses is largely dependent on expected unemployment ranges. The expected unemployment ranges utilized at June 30, 2020, have not changed significantly from those utilized at March 31, 2020 which reflected the expected economic impact of the COVID-19 pandemic. Additionally, adjustments in qualitative and other factors have not been revised significantly from March 31, 2020, to June 30, 2020. The provision for credit losses recognized in the second quarter of 2020 primarily relates to updated valuations for two specific credits during the quarter based on current market conditions which increased the Company’s ACL by $1.7 million. Partially offsetting these increases in the ACL was a decrease in the ACL due to lower amounts of DDA overdrafted balances which released $0.5 million of ACL reserves. Due to the guarantee from the SBA for the PPP loans that were issued during the quarter ended June 30, 2020, no reserve for credit losses was deemed necessary for these loans.

Non-interest Income

Non-interest income was $14.6 million for the second quarter of 2020 as compared to $17.8 million for the second quarter of 2019. During the second quarter of 2020, the Company reported $0.2 million of unrealized fair value gains on the Company’s equity securities compared to $0.1 million of unrealized fair value gains on the Company’s equity securities in the second quarter of 2019. Exclusive of these gains, non-interest income decreased from $17.7 million for the second quarter of 2019 to $14.4 million for the second quarter of 2020. This decrease was largely attributable to a decrease of $2.8 million, or 36.4%, in service charges as average deposit balances have increased during the COVID-19 pandemic. In addition, other income decreased $0.8 million due to recognition of a $0.7 million gain from the sale of our Virginia Beach, VA, branch in June 2019. These decreases were partially offset by increases in our bankcard revenues ($0.4 million) and trust and investment management fee income ($0.2 million).

Non-interest Expenses

During the quarter ended June 30, 2019, the Company incurred an additional $0.5 million of acquisition and integration expenses associated with the acquisitions of Poage Bankshare, Inc. and Farmers Deposit Bankcorp, Inc. Excluding this expense, non-interest expenses decreased $1.8 million (5.8%), from $30.2 million in the second quarter of 2019 to $28.5 million in the second quarter of 2020. This decrease was primarily due to a decrease in salaries and employee benefits of $0.9 million due primarily to lower health insurance and incentive expenses. Additionally, other expenses decreased $0.5 million, occupancy related expenses decreased $0.2 million, FDIC expense decreased $0.2 million and repossessed asset losses decreased $0.2 million. These decreases were partially offset by an increase in equipment and software related expenses of $0.3 million.

Balance Sheet Trends

Loans increased $49.5 million (1.4%) from December 31, 2019 to $3.67 billion at June 30, 2020. As a result of the Company’s participation in the PPP loans administered by the SBA, commercial and industrial loans increased $88.4 million. Excluding PPP loans, total loans decreased $39.0 million, (1.1%), from December 31, 2019 to $3.58 billion at June 30, 2020. Commercial and industrial loans decreased $27.4 million (8.9%) (excluding PPP loans), residential real estate loans decreased $9.3 million (0.6%), home equity loans decreased $6.3 million (4.2%) and DDA overdrafts decreased $2.1 million (43.3%). These decreases were partially offset by an increase in commercial real estate loans of $7.9 million (0.5%).

Total average depository balances increased $235.4 million, or 5.8%, from the quarter ended March 31, 2020 to the quarter ended June 30, 2020. Average noninterest-bearing demand deposit balances increased $191.6 million, average savings deposit balances increased $31.6 million, and average interest-bearing demand deposit balances increased $23.9 million. We believe that these increases were largely attributable to stimulus checks received by our customers from the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) (approximately $90 million) and proceeds from PPP loans (approximately $90 million). These increases were partially offset by a decrease in time deposit balances of $11.6 million.

Income Tax Expense

The Company’s effective income tax rate for the second quarter of 2020 was 20.6% compared to 21.3% for the year ended December 31, 2019, and 20.4% for the quarter ended June 30, 2019.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 83.1% and the loan to asset ratio was 66.3% at June 30, 2020. The Company maintained investment securities totaling 19.6% of assets as of the same date. The

Company’s deposit mix is weighted heavily toward checking and saving accounts, which fund 55.5% of assets at June 30, 2020. Time deposits fund 24.3% of assets at June 30, 2020, but very few of these deposits are in accounts that have balances of more than $250,000, reflecting the core retail orientation of the Company.

The Company continues to be strongly capitalized. The Company’s tangible equity ratio decreased from 11.0% at December 31, 2019 to 10.6% at June 30, 2020. At June 30, 2020, City National Bank’s Leverage Ratio was 9.29%, its Common Equity Tier I ratio was 14.55%, its Tier I Capital ratio was 14.55%, and its Total Risk-Based Capital ratio was 15.15%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On June 24, 2020, the Board of Directors of the Company approved a quarterly cash dividend of $0.57 per share payable July 31, 2020, to shareholders of record as of July 15, 2020. During the quarter ended June 30, 2020, the Company repurchased 79,000 common shares at a weighted average price of $61.75 as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of June 30, 2020, the Company could repurchase approximately 478,000 additional shares under the plan.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 94 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

•
This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) the uncertainties on the Company’s business, results of operations and financial condition, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its continued influence on financial markets, the effectiveness of the Company’s work from home arrangements and staffing levels in operational facilities, the impact of market participants on which the Company relies and actions taken by governmental authorities and other third parties in response to the pandemic; (3) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (4) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (5) changes in the interest rate environment; (6) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (7) changes in technology and increased competition, including competition from non-bank financial institutions; (8) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (9) difficulty growing loan and deposit balances; (10) our ability to effectively execute our business plan, including with respect to future acquisitions; (11) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (12) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (13) regulatory enforcement actions and adverse legal actions; (14) difficulty attracting and retaining key employees; (15) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its June 30, 2020 Form 10-Q. The Company will continue to evaluate the impact of any subsequent events on the preliminary June 30, 2020 results and will adjust the amounts if necessary.

CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019

Earnings
Net Interest Income (FTE)	$38,287	$40,603	$40,036	$40,729	$41,113	$78,892	$81,387
Net Income available to common shareholders	18,251	29,000	22,611	22,371	22,751	47,249	44,370

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.12	$1.79	$1.38	$1.36	$1.38	$2.90	$2.68
Diluted	1.12	1.78	1.38	1.36	1.38	2.90	2.68
Weighted average number of shares:
Basic	16,081	16,080	16,207	16,271	16,368	16,123	16,390
Diluted	16,097	16,101	16,230	16,289	16,386	16,142	16,408
Period-end number of shares	16,077	16,140	16,303	16,302	16,397	16,077	16,397
Cash dividends declared	$0.57	$0.57	$0.57	$0.57	$0.53	$1.14	$1.06
Book value per share (period-end)	43.15	42.45	40.36	39.85	38.84	43.15	38.84
Tangible book value per share (period-end)	35.72	35.03	32.98	32.44	31.44	35.72	31.44
Market data:
High closing price	$71.19	$82.40	$82.72	$78.30	$82.56	$82.40	$82.56
Low closing price	55.18	57.11	74.33	72.35	73.05	55.18	67.58
Period-end closing price	65.17	66.53	81.95	76.25	76.26	65.17	76.26
Average daily volume	89	69	54	62	53	79	53
Treasury share activity:
Treasury shares repurchased	79	182	—	99	107	261	162
Average treasury share repurchase price	$61.75	$71.31	$—	$74.17	$74.81	$68.41	$74.77

Key Ratios (percent)
Return on average assets	1.35%	2.29%	1.80%	1.81%	1.84%	1.81%	1.80%
Return on average tangible equity	12.6%	20.6%	16.8%	17.0%	17.9%	16.6%	17.8%
Yield on interest earning assets	3.64%	4.22%	4.22%	4.42%	4.48%	3.92%	4.48%
Cost of interest bearing liabilities	0.71%	0.91%	1.00%	1.10%	1.09%	0.81%	1.07%
Net Interest Margin	3.13%	3.54%	3.46%	3.59%	3.65%	3.33%	3.66%
Non-interest income as a percent of total revenue	27.4%	30.6%	31.2%	29.2%	30.3%	37.9%	29.4%
Efficiency Ratio	53.3%	49.7%	50.0%	48.2%	50.5%	51.4%	50.9%
Price/Earnings Ratio (a)	14.50	17.63	14.82	13.98	13.84	11.23	14.21

Capital (period-end)
Average Shareholders' Equity to Average Assets	12.91%	13.50%	13.12%	13.12%	12.76%
Tangible equity to tangible assets	10.62%	11.38%	10.98%	10.93%	10.70%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.10%	16.02%	16.05%	15.62%	15.91%
Tier I	16.10%	16.02%	16.05%	15.74%	16.03%
Total	16.69%	16.46%	16.40%	16.14%	16.47%
Leverage	10.45%	11.10%	10.90%	10.87%	10.70%
City National Bank risk based capital ratios (b):
CET I	14.55%	14.32%	13.92%	14.00%	14.19%
Tier I	14.55%	14.32%	13.92%	14.00%	14.19%
Total	15.15%	14.82%	14.28%	14.40%	14.63%
Leverage	9.29%	9.98%	9.51%	9.72%	9.51%

Other
Branches	94	95	95	95	95
FTE	913	921	918	916	935

Assets per FTE	$6,058	$5,525	$5,467	$5,412	$5,284
Deposits per FTE	4,834	4,400	4,440	4,399	4,312

(a) The price/earnings ratio is computed based on annualized quarterly earnings (excludes gain for sale of VISA shares, net of taxes).
(b) June 30, 2020 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Interest Income
Interest and fees on loans	$37,718	$41,335	$41,615	$42,944	$43,174	$79,053	$85,453
Interest on investment securities:
Taxable	5,718	5,871	5,924	6,044	5,732	11,589	11,421
Tax-exempt	821	707	711	722	755	1,528	1,534
Interest on deposits in depository institutions	55	304	298	271	577	360	763
Total Interest Income	44,312	48,217	48,548	49,981	50,238	92,530	99,171

Interest Expense
Interest on deposits	5,963	7,238	7,897	8,585	8,417	13,201	16,184
Interest on short-term borrowings	279	464	762	814	863	743	1,915
Interest on long-term debt	—	100	42	45	47	100	95
Total Interest Expense	6,242	7,802	8,701	9,444	9,327	14,044	18,194
Net Interest Income	38,070	40,415	39,847	40,537	40,911	78,486	80,977
Provision for (recovery of) credit losses	1,250	7,972	(75)	274	(600)	9,222	(1,449)
Net Interest Income After Provision for (Recovery of) Credit Losses	36,820	32,443	39,922	40,263	41,511	69,264	82,426

Non-Interest Income
Net (losses) gains on sale of investment securities	(6)	63	—	(40)	21	56	109
Unrealized gains (losses) recognized on securities still held	242	(2,402)	914	(214)	113	(2,159)	188
Service charges	4,945	7,723	8,233	8,183	7,778	12,667	15,099
Bankcard revenue	5,888	5,115	5,162	5,440	5,522	11,003	10,491
Trust and investment management fee income	1,931	1,799	2,016	1,802	1,699	3,730	3,341
Bank owned life insurance	848	1,676	856	762	1,132	2,523	2,148
Sale of VISA shares	—	17,837	—	—	—	17,837	—
Other income	783	1,536	861	765	1,560	2,318	2,374
Total Non-Interest Income	14,631	33,347	18,042	16,698	17,825	47,975	33,750

Non-Interest Expense
Salaries and employee benefits	14,873	15,851	15,918	15,210	15,767	30,724	31,010
Occupancy related expense	2,402	2,488	2,540	2,725	2,598	4,890	5,330
Equipment and software related expense	2,504	2,429	2,302	2,248	2,223	4,933	4,414
FDIC insurance expense	167	—	—	—	347	167	638
Advertising	933	843	694	861	920	1,776	1,789

Bankcard expenses	1,498	1,435	1,285	1,554	1,534	2,933	2,716
Postage, delivery, and statement mailings	592	616	588	659	545	1,208	1,169
Office supplies	353	394	392	382	399	747	785
Legal and professional fees	589	601	706	539	605	1,190	1,126
Telecommunications	531	511	563	569	597	1,042	1,323
Repossessed asset losses (gains), net of expenses	76	198	224	(59)	253	274	469
Merger related expenses	—	—	—	—	547	—	797
Other expenses	3,950	4,102	3,822	3,709	4,437	8,052	8,617
Total Non-Interest Expense	28,468	29,468	29,034	28,397	30,772	57,936	60,183
Income Before Income Taxes	22,983	36,322	28,930	28,564	28,564	59,303	55,993
Income tax expense	4,732	7,322	6,319	6,193	5,813	12,054	11,623
Net Income Available to Common Shareholders	$18,251	$29,000	$22,611	$22,371	$22,751	$47,249	$44,370

Distributed earnings allocated to common shareholders	$9,073	$9,117	$9,209	$9,213	$8,615	$18,147	$17,231
Undistributed earnings allocated to common shareholders	8,998	19,620	13,200	12,966	13,939	28,639	26,757
Net earnings allocated to common shareholders	$18,071	$28,737	$22,409	$22,179	$22,554	$46,786	$43,988

Average common shares outstanding	16,081	16,080	16,207	16,271	16,368	16,123	16,390
Shares for diluted earnings per share	16,097	16,101	16,230	16,289	16,386	16,142	16,408

Basic earnings per common share	$1.12	$1.79	$1.38	$1.36	$1.38	$2.90	$2.68
Diluted earnings per common share	$1.12	$1.78	$1.38	$1.36	$1.38	$2.90	$2.68

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Assets
Cash and due from banks	$87,658	$92,365	$88,658	$71,332	$53,373
Interest-bearing deposits in depository institutions	285,596	18,271	51,486	44,862	115,346
Cash and cash equivalents	373,254	110,636	140,144	116,194	168,719

Investment securities available-for-sale, at fair value	1,055,185	934,113	810,106	798,930	796,237
Investment securities held-to-maturity, at amortized cost	—	—	49,036	51,211	53,362
Other securities	26,144	26,827	28,490	28,070	28,014
Total investment securities	1,081,329	960,940	887,632	878,211	877,613

Gross loans	3,665,596	3,613,050	3,616,099	3,582,571	3,519,367
Allowance for credit losses	(25,199)	(24,393)	(11,589)	(13,186)	(13,795)
Net loans	3,640,397	3,588,657	3,604,510	3,569,385	3,505,572

Bank owned life insurance	116,746	116,000	115,261	114,616	113,855
Premises and equipment, net	77,991	78,948	76,965	76,929	78,263
Accrued interest receivable	14,200	12,570	11,569	12,929	12,719
Net deferred tax assets	—	2,159	6,669	6,432	8,835
Intangible assets	119,417	119,829	120,241	120,773	121,322
Other assets	105,438	98,710	55,765	62,248	53,569
Total Assets	$5,528,772	$5,088,449	$5,018,756	$4,957,717	$4,940,467

Liabilities
Deposits:
Noninterest-bearing	$1,079,469	$857,501	$805,087	$795,548	$798,056
Interest-bearing:
Demand deposits	921,761	837,966	896,465	898,704	891,742
Savings deposits	1,067,254	989,609	1,009,771	980,539	974,847
Time deposits	1,342,631	1,366,977	1,364,571	1,354,787	1,366,991
Total deposits	4,411,115	4,052,053	4,075,894	4,029,578	4,031,636
Short-term borrowings
Federal Funds purchased	—	9,900	—	—	—
Customer repurchase agreements	282,676	224,247	211,255	202,622	207,033
Long-term debt	—	—	4,056	4,055	4,054
Net deferred tax liabilities	2,598	—	—	—	—
Other liabilities	138,633	117,021	69,568	71,859	60,836
Total Liabilities	4,835,022	4,403,221	4,360,773	4,308,114	4,303,559

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	169,881	170,096	170,309	169,794	169,374
Retained earnings	565,804	556,718	539,253	525,933	512,911
Cost of common stock in treasury	(120,583)	(116,665)	(105,038)	(105,138)	(98,084)
Accumulated other comprehensive income:
Unrealized gain on securities available-for-sale	37,299	33,730	12,110	17,266	10,959
Underfunded pension liability	(6,270)	(6,270)	(6,270)	(5,871)	(5,871)
Total Accumulated Other Comprehensive Income	31,029	27,460	5,840	11,395	5,088
Total Stockholders' Equity	693,750	685,228	657,983	649,603	636,908
Total Liabilities and Stockholders' Equity	$5,528,772	$5,088,449	$5,018,756	$4,957,717	$4,940,467

Regulatory Capital
Total CET 1 capital	$548,972	$547,040	$532,829	$518,175	$511,344
Total tier 1 capital	548,972	547,040	532,829	522,175	515,344
Total risk-based capital	569,213	561,944	544,479	535,441	529,230
Total risk-weighted assets	3,410,589	3,412,591	3,319,998	3,318,386	3,214,153

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019

Residential real estate (1)	$1,631,151	$1,629,578	$1,640,396	$1,643,416	$1,644,494
Home equity - junior liens	142,672	146,034	148,928	150,808	150,676
Commercial and industrial	369,122	308,567	308,015	296,927	288,803
Commercial real estate (2)	1,467,673	1,470,949	1,459,737	1,431,983	1,378,116
Consumer	52,278	54,749	54,263	54,799	53,356
DDA overdrafts	2,700	3,173	4,760	4,638	3,922
Gross Loans	$3,665,596	$3,613,050	$3,616,099	$3,582,571	$3,519,367

Construction loans included in:
(1) - Residential real estate loans	$28,252	$28,870	$29,033	$24,955	$23,673
(2) - Commercial real estate loans	42,092	44,453	64,049	55,267	43,432

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Allowance for Loan Losses
Balance at beginning of period	$24,393	$11,589	$13,186	$13,795	$14,646	$11,589	$15,966

Charge-offs:
Commercial and industrial	—	(77)	(193)	(17)	(51)	(77)	(51)
Commercial real estate	(39)	(383)	(964)	(216)	(133)	(422)	(178)
Residential real estate	(376)	(483)	(226)	(194)	(230)	(859)	(631)
Home equity	(161)	(45)	(134)	(43)	(71)	(206)	(117)
Consumer	(36)	(55)	(338)	(279)	(184)	(91)	(296)
DDA overdrafts	(459)	(703)	(792)	(772)	(588)	(1,162)	(1,213)
Total charge-offs	(1,071)	(1,746)	(2,647)	(1,521)	(1,257)	(2,817)	(2,486)

Recoveries:
Commercial and industrial	5	9	581	43	5	14	140
Commercial real estate	128	203	10	7	575	331	607
Residential real estate	8	95	87	157	50	103	125
Home equity	9	47	—	—	—	56	—
Consumer	128	13	54	68	46	141	143
DDA overdrafts	349	451	393	363	330	800	749
Total recoveries	627	818	1,125	638	1,006	1,445	1,764

Net (charge-offs)/recoveries	(444)	(928)	(1,522)	(883)	(251)	(1,372)	(722)
Provision for (recovery of) credit losses	1,250	7,972	(75)	274	(600)	9,222	(1,449)
Impact of adopting ASC 326	—	5,760	—	—	—	5,760	—
Balance at end of period	$25,199	$24,393	$11,589	$13,186	$13,795	$25,199	$13,795

Loans outstanding	$3,665,596	$3,613,050	$3,616,099	$3,582,571	$3,519,367
Allowance as a percent of loans outstanding	0.69%	0.68%	0.32%	0.37%	0.39%
Allowance as a percent of non-performing loans	185.1%	202.2%	98.6%	84.3%	115.3%

Average loans outstanding	$3,660,174	$3,608,868	$3,607,864	$3,544,548	$3,539,077	$3,634,522	$3,557,927
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.05%	0.10%	0.17%	0.10%	0.03%	0.08%	0.04%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
Nonaccrual Loans
Residential real estate	$3,477	$2,750	$3,393	$2,570	$2,354
Home equity	265	249	531	469	161
Commercial and industrial	1,087	1,175	1,182	2,059	2,149
Commercial real estate	8,715	7,865	6,384	10,099	7,204
Consumer	—	1	—	—	—
Total nonaccrual loans	13,544	12,040	11,490	15,197	11,868
Accruing loans past due 90 days or more	68	26	267	452	94
Total non-performing loans	13,612	12,066	11,757	15,649	11,962
Other real estate owned	3,997	3,922	4,670	2,326	2,581
Total non-performing assets	$17,609	$15,988	$16,427	$17,975	$14,543

Non-performing assets as a percent of loans and other real estate owned	0.48%	0.44%	0.45%	0.50%	0.41%

Past Due Loans
Residential real estate	$5,261	$7,815	$7,485	$6,859	$7,302
Home equity	393	430	956	796	322
Commercial and industrial	160	71	458	526	166
Commercial real estate	917	1,021	1,580	1,276	1,026
Consumer	67	177	187	124	172
DDA overdrafts	273	467	730	626	487
Total past due loans	$7,071	$9,981	$11,396	$10,207	$9,475

Total past due loans as a percent of loans outstanding	0.19%	0.28%	0.32%	0.28%	0.27%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$20,631	$21,413	$21,029	$21,320	$22,373
Home equity	2,138	2,294	3,628	3,034	3,062
Commercial and industrial	—	—	—	83	83
Commercial real estate	4,915	5,163	4,973	8,100	8,044
Consumer	185	184	—	—	—
Total TDRs	$27,869	$29,054	$29,630	$32,537	$33,562

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,785,631	$19,048	4.29%	$1,780,473	$19,881	4.49%	$1,783,718	$20,454	4.60%
Commercial, financial, and agriculture (2)	1,818,344	17,665	3.91%	1,770,178	20,476	4.65%	1,698,186	21,658	5.12%
Installment loans to individuals (2), (3)	56,199	852	6.10%	58,217	863	5.96%	57,173	889	6.24%
Previously securitized loans (4)	***	152	***	***	115	***	***	174	***
Total loans	3,660,174	37,717	4.14%	3,608,868	41,335	4.61%	3,539,077	43,175	4.89%
Securities:
Taxable	896,997	5,718	2.56%	810,766	5,871	2.91%	749,346	5,732	3.07%
Tax-exempt (5)	120,751	1,039	3.46%	94,591	895	3.81%	100,348	956	3.82%
Total securities	1,017,748	6,757	2.67%	905,357	6,766	3.01%	849,694	6,688	3.16%
Deposits in depository institutions	236,320	55	0.09%	102,932	304	1.19%	113,176	577	2.04%
Total interest-earning assets	4,914,242	44,529	3.64%	4,617,157	48,405	4.22%	4,501,947	50,440	4.49%
Cash and due from banks	79,501			70,763			64,478
Premises and equipment, net	78,717			77,368			79,116
Goodwill and intangible assets	119,681			120,091			121,628
Other assets	230,423			195,875			189,618
Less: Allowance for loan losses	(24,700)			(15,905)			(15,057)
Total assets	$5,397,864			$5,065,349			$4,941,730

Liabilities:
Interest-bearing demand deposits	$893,832	$178	0.08%	$869,976	$468	0.22%	$874,039	$909	0.42%
Savings deposits	1,037,387	363	0.14%	1,005,829	700	0.28%	980,089	1,236	0.51%
Time deposits (2)	1,353,619	5,422	1.61%	1,365,268	6,070	1.79%	1,384,017	6,272	1.82%
Short-term borrowings	256,790	279	0.44%	209,010	464	0.89%	199,648	863	1.73%
Long-term debt	—	—	—%	3,340	100	12.04%	4,053	47	4.65%
Total interest-bearing liabilities	3,541,628	6,242	0.71%	3,453,423	7,802	0.91%	3,441,846	9,327	1.09%
Noninterest-bearing demand deposits	1,044,009			852,384			820,689
Other liabilities	115,110			75,922			48,803
Stockholders' equity	697,117			683,620			630,392
Total liabilities and
stockholders' equity	$5,397,864			$5,065,349			$4,941,730
Net interest income		$38,287			$40,603			$41,113
Net yield on earning assets			3.13%			3.54%			3.66%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$609			$116			$481

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$194	$151	$83
Commercial, financial, and agriculture	651	1,240	668
Installment loans to individuals	37	39	(6)
Time deposits	155	155	196
	$1,037	$1,585	$941

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Six Months Ended
	June 30, 2020			June 30, 2019
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,785,795	$38,930	4.38%	$1,791,263	$40,904	4.60%
Commercial, financial, and agriculture (2)	1,791,510	38,141	4.28%	1,710,281	42,503	5.01%
Installment loans to individuals (2), (3)	57,217	1,715	6.03%	56,383	1,728	6.18%
Previously securitized loans (4)	***	267	***	***	317	***
Total loans	3,634,522	79,053	4.37%	3,557,927	85,452	4.84%
Securities:
Taxable	853,882	11,589	2.73%	731,976	11,420	3.15%
Tax-exempt (5)	107,671	1,934	3.61%	101,356	1,942	3.86%
Total securities	961,553	13,523	2.83%	833,332	13,362	3.23%
Deposits in depository institutions	169,626	360	0.43%	87,031	767	1.78%
Total interest-earning assets	4,765,701	92,936	3.92%	4,478,290	99,581	4.48%
Cash and due from banks	75,132			64,583
Premises and equipment, net	78,042			78,671
Goodwill and intangible assets	119,886			122,114
Other assets	213,147			192,768
Less: Allowance for loan losses	(20,303)			(15,617)
Total assets	$5,231,605			$4,920,809

Liabilities:
Interest-bearing demand deposits	$881,904	$647	0.15%	$880,401	$1,842	0.42%
Savings deposits	1,021,608	1,063	0.21%	963,804	2,302	0.48%
Time deposits (2)	1,359,442	11,491	1.70%	1,376,284	12,040	1.76%
Short-term borrowings	232,900	743	0.64%	218,527	1,915	1.77%
Long-term debt	1,670	100	12.04%	4,053	95	4.73%
Total interest-bearing liabilities	3,497,524	14,044	0.81%	3,443,069	18,194	1.07%
Noninterest-bearing demand deposits	948,196			804,489
Other liabilities	95,516			52,070
Stockholders' equity	690,369			621,181
Total liabilities and
Stockholders' equity	$5,231,605			$4,920,809
Net interest income		$78,892			$81,387
Net yield on earning assets			3.33%			3.66%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$725			$615

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$345	$115
Commercial, financial, and agriculture	1,891	858
Installment loans to individuals	76	(12)
Time deposits	311	452
	$2,623	$1,413

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
Net Interest Income/Margin
Net interest income ("GAAP")	$38,070	$40,415	$39,847	$40,537	$40,911	$78,486	$80,977
Taxable equivalent adjustment	217	188	189	192	202	406	410
Net interest income, fully taxable equivalent	$38,287	$40,603	$40,036	$40,729	$41,113	$78,892	$81,387

Average interest earning assets	$4,914,242	$4,617,157	$4,585,008	$4,503,502	$4,513,503	$4,765,701	$4,478,290

Net Interest Margin	3.13%	3.54%	3.46%	3.59%	3.66%	3.33%	3.66%
Accretion related to fair value adjustments	(0.08)%	(0.14)%	(0.08)%	(0.11)%	(0.08)%	(0.11)%	(0.06)%
Net Interest Margin (excluding accretion)	3.05%	3.40%	3.38%	3.48%	3.58%	3.22%	3.60%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	12.55%	13.47%	13.11%	13.10%	12.89%
Effect of goodwill and other intangibles, net	(1.93)%	(2.09)%	(2.13)%	(2.17)%	(2.19)%
Tangible common equity to tangible assets	10.62%	11.38%	10.98%	10.93%	10.70%

Return on Tangible Equity
Return on tangible equity ("GAAP")	12.6%	20.6%	16.8%	17.0%	17.9%	16.6%	17.8%
Impact of merger related expenses	—%	—%	—%	—%	0.3%	—%	0.2%
Impact of sale of VISA shares	—%	(9.7)%	—%	—%	—%	(4.8)%	—%
Return on tangible equity, excluding merger related expenses and sale of VISA shares	12.6%	10.9%	16.8%	17.0%	18.2%	11.8%	18.0%

Return on Assets
Return on assets ("GAAP")	1.35%	2.29%	1.80%	1.81%	1.84%	1.81%	1.80%
Impact of merger related expenses	—%	—%	—%	—%	0.04%	—%	0.03%
Impact of sale of VISA shares	—%	(1.08)%	—%	—%	—%	(0.52)%	—%
Return on assets, excluding merger related expenses and sale of VISA shares	1.35%	1.21%	1.80%	1.81%	1.88%	1.29%	1.83%